UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 3.03MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On March 5, 2020, Parallax Health Sciences, Inc. (the “Company”) filed with the Secretary of State of the state of Nevada a Certificate of Amendment to its Articles of Incorporation (the “Amendment”), attached herewith as Exhibit 3.1, and incorporated by reference.  The Amendment will be effective as of March 5, 2020, or such date to be determined by the Chief Executive Officer of the Company once the Company receives authorization from FINRA regarding the stock split (the “Effective Date”), to evidence a one for ten reverse stock split (the “Reverse Stock Split”) of its Common Stock, par value $0.001 per share (the “Common Stock”).

As a result of the Reverse Stock Split, every ten shares of outstanding Common Stock will automatically be converted into one share of the Company’s Common Stock immediately prior to the opening of trading on the next business day after the Effective Date. The conversion will be into shares of the same class of Common Stock then held by the stockholder. Stockholders who would have been entitled to a fractional share will instead receive a cash payment in lieu of the fractional share. The aggregate number of shares of Common Stock that the Company is authorized to issue remains the same and was unaffected by the Reverse Stock Split.

The Company’s Board of Directors approved the Reverse Stock Split on March 5, 2020. The Company’s shareholders approved the Reverse Stock Split on March 4, 2020. The Reverse Stock Split will become effective at the Effective Date. All outstanding stock options and other contractual rights including the preferred stock entitling the holders of such rights to acquire shares of Common Stock outstanding at the Effective Date will be appropriately adjusted to give effect to the Reverse Stock Split.

A new CUSIP number will be issued for the Common Stock to distinguish stock certificates issued after the Effective Date.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth in Item 3.03 of this report is incorporated in this Item 5.03 by reference in its entirety.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 5, 2020, the Company held a Special Meeting of stockholders. A total of 251,306,590 shares of the Company’s Common Stock, par value $0.001 per share, and 977,421 shares of the Company’s Preferred Stock, par value $0.001 per share, were outstanding as of February 12, 2020, the record date for the Special Meeting.  For each share of Common Stock held as of the record date, the holder was entitled to one vote on each proposal to be voted on. Holders of all classes of Preferred Stock had no voting privileges.

Set forth below are the matters acted upon at the Special Meeting and the final voting results on each matter as reported by the Company’s inspector of elections. Holders of shares of Common Stock voted as a single class.

PROPOSAL 1:  To Approve an Amendment to The Company’s Articles of Incorporation to Effect A Reverse Stock Split

The Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to effect a Reverse Stock Split of the Company’s outstanding Common Stock by combining outstanding shares of Common Stock, and any underlying shares from convertible securities, options and warrants, into a lesser number of outstanding shares of the Company’s Common Stock, at a ratio of not less than 1-for-5 and not more than 1-for-10, with the exact ratio to be set within this range by the Company’s Board of Directors at its sole discretion (the “Reverse Stock Split”) and set forth in a public announcement if the Board of Directors determines to implement the Reverse Stock Split. The results of the vote were as follows:

	For	Against	Abstentions	Broker Non-Votes
Holders of Shares of Common Stock	151,100,659	272,762	59,686,729	40,246,440
Percentage of Total Shares of Common Stock Entitled to Vote	60%	0.11%	24%	16%

PROPOSAL 2: To Approve the Appointment of The Company’s Auditors Freedman & Goldberg For The 2020 Fiscal Year

The Company’s stockholders approved the ratification of the appointment by the Board of Directors of Freedman & Goldberg, Certified Public Accountants, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2020.  The results of the vote were as follows:

	For	Against	Abstentions	Broker Non-Votes
Holders of Shares of Common Stock	151,373,421	Nil	59,686,729	40,246,440
Percentage of Total Shares of Common Stock Entitled to Vote	60%	0%	24%	16%

PROPOSAL 3: To Elect Five Directors to Our Board of Directors for The Ensuing Year

The Company’s stockholders, by virtue of majority vote, elected the following individuals to serve as members the Company’s Board of Directors for a term of one year, and until a successor has been elected and qualified, or until his/her earlier death, resignation, or removal:

Name	Age	Director Since
Paul R. Arena	61	July 7, 2017
Calli R. Bucci	54	December 29, 2016
John L. Ogden	66	December 29, 2016
E. William Withrow Jr.	80	November 1, 2012
Nathaniel T. Bradley	43	June 4, 2018

The results of the vote were as follows:

	For	Against	Abstentions	Broker Non-Votes
Holders of Shares of Common Stock	146,794,674	Nil	64,265,476	40,246,440
Percentage of Total Shares of Common Stock Entitled to Vote	58%	0%	26%	16%

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
3.1	Certificate of Amendment to Articles of Incorporation dated March 5, 2020	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: March 12, 2020	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer